UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 20, 2004

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On October 20, 2004, Acusphere, Inc. (the “Company”) completed the second and final closing of a $21.5 million private placement of an aggregate of 574,478 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a per share purchase price of $6.25, and warrants to purchase up to an additional 114,895 shares of Common Stock (the “Warrants”), exercisable at $8.50 per share.  This second closing resulted in aggregate gross proceeds to the Company of approximately $3.6 million.

The Company previously completed the first closing of the private placement on August 2, 2004, which resulted in aggregate gross proceeds to the Company of approximately $17.9 million. The Company issued 2,865,522 shares of Common Stock and Warrants to purchase up to 573,105 additional shares of Common Stock at the first closing.

Each Warrant issued at the second closing may be exercised any time after April 20, 2005 and expires on October 20, 2008. The number of shares issuable upon exercise of each Warrant and the exercise price thereof is subject to adjustment from time to time in the event of stock subdivisions, stock splits and stock combinations.  The Warrants include a cashless exercise feature in the event that the Company fails to maintain an effective registration statement with respect to the shares of Common Stock to be issued upon exercise of the Warrants.

At any time one and a half years after the date of issuance, the Company may call all or any portion of the then-outstanding amount of Warrants at a redemption price equal to $0.01 per Warrant subject to the call in the event that (i) the daily volume weighted-average price as traded on Nasdaq equals or exceeds $17.00 per share for 20 of the 30 consecutive trading days immediately preceding the date of the call, and (ii) during each of such 30 consecutive trading days, the warrant shares are either registered for resale pursuant to an effective registration statement or are freely transferable without volume restrictions pursuant to the Securities Act.

The Shares and Warrants were offered and sold only to institutional and accredited investors in reliance on Section 4(2) of the Securities Act of 1933, as amended. The Shares and Warrants sold in the private placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the Warrants.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: October 25, 2004	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer